Exhibit 99.1

VERALTO REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

WALTHAM, Mass., (February 6, 2024) – Veralto (NYSE: VLTO) (the “Company”), a global leader in essential water and product quality solutions dedicated to Safeguarding the World's Most Vital Resources™ announced results for the fourth quarter ended December 31, 2023.

Key Fourth Quarter 2023 Results

•Sales increased 3.3% year-over-year to $1,288 million, with non-GAAP core sales growth of 1.7%
•Operating profit margin was 22.2% and non-GAAP adjusted operating profit margin was 23.8%
•Net earnings were $200 million, or $0.81 per diluted common share
•Non-GAAP, adjusted net earnings were $215 million, or $0.87 per diluted common share
•Operating cash flow was $263 million and non-GAAP free cash flow was $241 million

Key Full Year 2023 Results

•Sales increased 3.1% year-over-year to $5,021 million, with non-GAAP core sales growth of 2.6%
•Operating profit margin was 22.7% and non-GAAP adjusted operating profit margin was 23.3%
•Net earnings were $839 million, or $3.40 per diluted common share
•Non-GAAP, adjusted net earnings were $787 million, or $3.19 per diluted common share
•Operating cash flow was $963 million and non-GAAP free cash flow was $911 million

Jennifer L. Honeycutt, President and Chief Executive Officer, stated, “2023 was a historic year for Veralto as we successfully executed our separation from Danaher and delivered a record level of sales, high-single digit earnings growth and strong free cash flow in a dynamic macro-economic environment. I’m proud of our team for their resilient effort to grow and improve our business, support our customers and help ensure the safety of global water, food and medicine supply chains.”

Honeycutt continued, “We finished 2023 with a strong fourth quarter delivering core sales growth in both segments, solid operating margin expansion and robust free cash flow generation. From an end market perspective, we saw continued growth across industrial markets in our Water Quality segment and early signs of stabilization in consumer-packaged goods markets in our Product Quality & Innovation segment during the fourth quarter.”

“As we begin 2024, we are in a strong financial position and are cautiously optimistic about the recent trends in our end markets. Over the long term, we remain focused on compounding earnings and cash flow through steady core sales growth, continuous operating improvement and value accretive acquisitions that yield attractive returns. We are unwavering in our commitment to create value for shareholders by Safeguarding the World’s Most Vital Resources™ and driving an enduring, positive impact on our world,” concluded Honeycutt.

2024 Guidance

The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP sales, such as currency translation, acquisitions, and divestitures.

For the first quarter of 2024, Veralto anticipates that non-GAAP core sales will be approximately flat year-over-year with adjusted operating profit margin in the range of 23.0% to 23.5% and adjusted diluted earnings per share in the range of $0.73 to $0.78 per share.

For the full year 2024, the Company anticipates that non-GAAP core sales will grow low-single digits year-over-year and that adjusted operating profit margin will expand 50 to 75 basis points year-over-year. The Company is targeting adjusted diluted earnings per share in the range of $3.20 to $3.30 with free cash flow conversion of approximately 100%.

Conference Call and Webcast Information

Veralto will discuss its fourth quarter results and financial guidance for 2024 during its quarterly investor conference call tomorrow starting at 8:30 a.m. (ET). Access to the call, webcast and an accompanying slide presentation will be available on the “Investors” section of Veralto’s website, www.veralto.com, under the subheading “News & Events” and additional materials will be posted to the same section of Veralto’s website. A replay of the webcast will be available in the same section of Veralto’s website shortly after the conclusion of the call and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing +1 (800) 579-2543 (U.S.) or +1 (785) 424-1789 (INTL) (Conference ID: VLTO4Q23). A replay of the conference call will be available shortly after the conclusion of the call and until February 21, 2024. You can access the replay dial-in information on the “Investors” section of Veralto’s website under the subheading “News & Events.”

2024 Annual Meeting of Stockholders

The Company expects to host its 2024 annual meeting of stockholders on May 21, 2024, in person in Waltham, MA and online.

ABOUT VERALTO

With annual sales of $5 billion, Veralto is a global leader in essential technology solutions with a proven track record of solving some of the most complex challenges we face as a society. Our industry-leading companies with globally recognized brands are building on a long-established legacy of innovation and customer trust to create a safer, cleaner, more vibrant future. Headquartered in Waltham, Massachusetts, our global team of 16,000 associates is committed to making an enduring positive impact on our world and united by a powerful purpose: Safeguarding the World's Most Vital Resources™.

NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.

In addition, this earnings release, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Veralto’s website (www.veralto.com) under the subheading “Quarterly Earnings.”

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including the statement regarding the Company's anticipated first quarter and full year 2024 financial performance, the Company’s differentiation and positioning to continue delivering sustainable, long-term shareholder value and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, Veralto’s liquidity position or other financial measures; Veralto’s management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; the effects of the separation or the distribution on Veralto’s business; growth, declines and other trends in markets Veralto sells into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals and the timing thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Veralto intends or believes will or may occur in the future. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Form 10. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Investor Relations Contact:
Ryan Taylor
Vice President, Investor Relations
investors@veralto.com

Media Relations Contact:
Steve Field
Vice President, Communications
steve.field@veralto.com

VERALTO CORPORATION
CONSOLIDATED AND COMBINED BALANCE SHEETS
($ in millions, except per share amount)
(unaudited)

	As of December 31
	2023	2022
ASSETS
Current assets:
Cash and equivalents	$762	$—
Trade accounts receivable, less allowance for doubtful accounts of $36 as of December 31, 2023 and $34 as of December 31, 2022	826	816
Inventories	297	345
Prepaid expenses and other current assets	188	119
Total current assets	2,073	1,280
Property, plant and equipment, net	262	247
Other long-term assets	398	343
Goodwill	2,533	2,476
Other intangible assets, net	427	479
Total assets	$5,693	$4,825

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	431	440
Accrued expenses and other liabilities	834	683
Total current liabilities	1,265	1,123
Other long-term liabilities	410	462
Long-term debt	2,629	—
Equity:
Preferred stock, $0.00 par value, as of December 31, 2023 and December 31, 2022, 15 million and 100 shares authorized, respectively; and 0 shares issued and outstanding as of both dates	—	—
Common stock - $0.01 par value, as of December 31, 2023 and December 31, 2022, 1.0 billion shares and 100 shares authorized, respectively; and 246.4 million shares and 100 shares issued and outstanding, respectively	2	—
Net Former Parent investment	—	4,189
Additional paid-in capital	2,157	—
Retained earnings	178	—
Accumulated other comprehensive loss	(954)	(954)
Total Veralto equity	1,383	3,235
Noncontrolling interests	6	5
Total equity	1,389	3,240
Total liabilities and equity	$5,693	$4,825

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

VERALTO CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Year ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sales	$1,288	$1,248	$5,021	$4,870
Cost of sales	(542)	(537)	(2,120)	(2,110)
Gross profit	746	711	2,901	2,760
Operating costs and other:
Selling, general and administrative expenses	(403)	(364)	(1,536)	(1,431)
Research and development expenses	(57)	(53)	(225)	(217)
Operating profit	286	294	1,140	1,112
Non-operating income (expense):
Other income (expense)	—	1	(14)	1
Interest expense, net	(25)	—	(30)	—
Earnings before income taxes	261	295	1,096	1,113
Income taxes	(61)	(79)	(257)	(268)
Net earnings	$200	$216	$839	$845

Net earnings per share:
Basic	$0.81	$0.88	$3.41	$3.43
Diluted	$0.81	$0.88	$3.40	$3.43
Average common stock and common equivalent shares outstanding:
Basic	246.6	246.3	246.4	246.3
Diluted	248.2	246.3	246.8	246.3

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

VERALTO CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Year Ended December 31
	2023	2022
Cash flows from operating activities:
Net earnings	$839	$845
Noncash items:
Depreciation	39	40
Amortization	48	50
Stock-based compensation expense	55	41
Impairment of Equity Method Investment	15	—
Change in deferred income taxes	(25)	(44)
Change in trade accounts receivable, net	2	(88)
Change in inventories	52	(38)
Change in trade accounts payable	(1)	23
Change in prepaid expenses and other assets	(54)	(5)
Change in accrued expenses and other liabilities	(7)	46
Net cash provided by operating activities	963	870
Cash flows from investing activities:
Cash paid for acquisitions	—	(55)
Payments for additions to property, plant and equipment	(54)	(34)
Proceeds from sales of property, plant and equipment	2	—
All other investing activities	(3)	—
Net cash used in investing activities	(55)	(89)
Cash flows from financing activities:
Proceeds from the issuance of common stock in connection with stock-based compensation	4	—
Net transfers to Former Parent	(147)	(781)
Consideration paid to Former Parent in connection with Separation	(2,600)	—
Proceeds from borrowings	2,608	—
Net cash used in financing activities	(135)	(781)
Effect of exchange rate changes on cash and equivalents	(11)	—
Net change in cash and equivalents	762	—
Beginning balance of cash and equivalents	—	—
Ending balance of cash and equivalents	$762	$—

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

VERALTO CORPORATION
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three-Month Period Ended		Year ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sales:
Water Quality	$782	$756	$3,039	$2,887
Product Quality & Innovation	506	492	1,982	1,983
Total	$1,288	$1,248	$5,021	$4,870

Operating profit:
Water Quality	$194	$183	$730	$668
Product Quality & Innovation	116	124	472	488
Other	(24)	(13)	(62)	(44)
Total	$286	$294	$1,140	$1,112

Operating Profit Margin:
Water Quality	24.8%	24.2%	24.0%	23.1%
Product Quality & Innovation	22.9%	25.2%	23.8%	24.6%
Total	22.2%	23.6%	22.7%	22.8%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Operating Profit and Adjusted Operating Profit Margin

	Three-Month Period Ended
	December 31, 2023			December 31, 2022
	Sales	Operating profit	Operating profit margin	Sales	Operating profit	Operating profit margin
Reported (GAAP)	$1,288	$286	22.2%	$1,248	$294	23.6%
Amortization of acquisition-related intangible assets A	—	12	0.9	—	12	1.0
Separation costs B	—	7	0.5	—	—	—
Other items C	—	1	0.1	—	—	—
Standalone Entity Adjustments D	—	—	—	3	(15)	(1.2)
Rounding	—	—	0.1%	—	—	(0.1)%
Adjusted (Non-GAAP)	$1,288	$306	23.8%	$1,251	$291	23.3%

	Year Ended
	December 31, 2023			December 31, 2022
	Sales	Operating profit	Operating profit margin	Sales	Operating profit	Operating profit margin
Reported (GAAP)	$5,021	$1,140	22.7%	$4,870	$1,112	22.8%
Amortization of acquisition-related intangible assets A	—	48	1.0	—	50	1.0
Separation costs B	—	7	0.1	—	—	—
Other items C	—	1	—	—	—	—
Standalone Entity Adjustments D	6	(38)	(0.8)	9	(61)	(1.3)
Impairments and other charges F	—	12	0.2	—	10	0.2
Rounding	—	—	0.1	—	—	0.1
Adjusted (Non-GAAP)	$5,027	$1,170	23.3%	$4,879	$1,111	22.8%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Diluted Net Earnings Per Common Share and Adjusted Diluted Net Earnings Per Common Share

	Three-Month Period Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Diluted Net Earnings Per Common Share	$0.81	$0.88	$3.40	$3.43
Amortization of acquisition-related intangible assets A	0.05	0.05	0.19	0.20
Separation costs B	0.03	—	0.03	—
Standalone Entity Adjustments D	—	(0.20)	(0.56)	(0.82)
Fair value losses on investments E	—	—	0.06	—
Impairments and other charges F	—	—	0.05	0.04
Tax effect of the above adjustments G	(0.02)	0.04	0.06	0.15
Discrete tax adjustments H	—	0.03	(0.05)	(0.02)
Rounding	—	—	0.01	0.01
Adjusted Diluted Net Earnings Per Common Share (Non-GAAP)	$0.87	$0.80	$3.19	$2.99

Adjusted Net Earnings

	Three-Month Period Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Reported Net Earnings (GAAP)	$200	$216	$839	$845
Amortization of acquisition-related intangible assets A	12	12	48	50
Separation costs B	7	—	7	—
Other items C	1	—	1	—
Standalone Entity Adjustments D	—	(50)	(138)	(201)
Fair value losses on investments E	—	—	15	—
Impairments and other charges F	—	—	12	10
Tax effect of the above adjustments G	(5)	11	15	37
Discrete tax adjustments H	—	7	(12)	(4)
Rounding	—	—	—	—
Adjusted Net Earnings (Non-GAAP)	$215	$196	$787	$737

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A     Amortization of acquisition-related intangible assets in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Pretax	$12	$12	$48	$50
After-tax	9	10	36	38
B    Costs incurred in the three-month period and year ended December 31, 2023 related to the separation of the Company from Danaher primarily related to the equity award conversion as a result of the separation as well as other costs the Company incurred to separate from Danaher ($7 million pretax as reported in this line item, $5 million after-tax)
C    Costs incurred for expenses related to strategic initiatives in the three-month and year ended December 31, 2023 ($1 million pretax as reported in this line item, $1 million after-tax).
D    This amount encompasses management estimates of operating as a standalone entity. The management estimate includes recurring and ongoing costs required to operate new functions required for a public company such as certain corporate functions including finance, tax, legal, human resources and other general and administrative related functions. The estimate also includes an adjustment to sales related to the impact of the framework agreement governing certain commercial arrangements between subsidiaries of Danaher and Veralto, the adjustment is calculated by applying the commercial pricing in the agreement to historical purchases of goods and services by the Parent from Veralto. This estimate also includes interest costs associated with the post-separation capital structure, including the issuance of approximately $2.6 billion of long-term debt at a weighted average interest rate of 5.2%. The pretax and after-tax effect of these estimates are summarized below:

	Three-Month Period Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Pretax	$—	$(50)	$(138)	$(201)
After-tax	—	(37)	(103)	(150)
E    Fair value loss related to an impairment of an equity method investment for the year ended December 31, 2023 ($15 million pretax as reported in this line item, $11 million after-tax).
F    Impairment charge related to tradenames and customer relationships in the Product Quality & Innovation segment for the year ended December 31, 2023 ($12 million pretax as reported in this line item, $10 million after-tax). Impairment charges related to technology and customer relationships in the Water Quality segment for the year ended December 31, 2022 ($9 million pretax as reported in this line item, $7 million after-tax). Additionally, during 2022 charges incurred primarily related to impairments of accounts receivable and inventory in Russia in the Product Quality & Innovation segment ($1 million pretax as reported in this line item, $1 million after-tax).

G    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Veralto estimates the tax effect of each adjustment item by applying Veralto’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
H    Discrete tax matters relate to changes in estimates associated with prior period uncertain tax positions, audit settlements and excess tax benefits from stock-based compensation.

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Sales Growth (Decline) by Segment, Core Sales Growth (Decline) by Segment

	% Change Three-Month Period Ended December 31, 2023 vs. Comparable 2022 Period
		Segments
	Total Company	Water Quality	Product Quality & Innovation
Total sales growth (GAAP)	3.3%	3.4%	2.9%
Impact of:
Currency exchange rates	(1.6)%	(1.3)%	(1.8)%
Core sales growth (non-GAAP)	1.7%	2.1%	1.1%

	% Change Year Ended December 31, 2023 vs. Comparable 2022 Period
		Segments
	Total Company	Water Quality	Product Quality & Innovation
Total sales growth (GAAP)	3.1%	5.3%	—%
Impact of:
Acquisitions/divestitures	(0.3)%	—%	(0.7)%
Currency exchange rates	(0.2)%	(0.2)%	(0.3)%
Core sales growth (decline) (non-GAAP)	2.6%	5.1%	(1.0)%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Forecasted Core Sales Growth (Decline), Adjusted Operating Profit Margin, and Adjusted Diluted Net Earnings per Share
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. Additionally, we do not reconcile adjusted operating profit margin (or components thereof) or adjusted diluted earnings per share to the comparable GAAP measures because of the difficulty in estimating the other unknown components such as investment gains and losses, impairments and separation costs, which would be reflected in any forecasted GAAP operating profit or forecasted diluted earnings per share.

	% Change Three-Month Period Ending March 29, 2024 vs. Comparable 2023 Period	% Change Year Ending December 31, 2024 vs. Comparable 2023 Period
Core sales growth (non-GAAP)	~ Flat	+Low-single digit

	Three-Month Period Ending March 29, 2024	Year Ending December 31, 2024
Adjusted Operating Profit Margin (non-GAAP)	23.0% to 23.5%	+50 to +75 basis points
Adjusted Diluted Net Earnings per Share (non-GAAP)	$0.73 to $0.78	$3.20 to $3.30

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Cash Flow and Free Cash Flow
($ in millions)

	Three-Month Period Ended		Year-over-Year Change	Year Ended		Year-over-Year Change
	December 31, 2023	December 31, 2022		December 31, 2023	December 31, 2022
Total Cash Flows:
Net cash provided by operating activities (GAAP)	$263	$337		$963	$870
Total cash used in investing activities (GAAP)	$(22)	$(12)		$(55)	$(89)
Total cash provided by (used in) financing activities (GAAP)	$97	$(325)		$(135)	$(781)

Free Cash Flow:
Total cash provided by operating activities (GAAP)	$263	$337	~(22.0)%	$963	$870	~10.5%
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(22)	(8)		(54)	(34)
Plus: proceeds from sales of property, plant & equipment (capital disposals) (GAAP)	—	—		2	—
Free cash flow (non-GAAP)	$241	$329	~(26.5)%	$911	$836	~9.0%

Operating Cash Flow to Net Earnings Ratio (GAAP)
Net cash provided by operating activities (GAAP)	$263	$337		$963	$870
Net earnings (GAAP)	$200	$216		$839	$845
Operating cash flow to net earnings conversion ratio	1.32	1.56		1.15	1.03

Free Cash Flow to Net Earnings Conversion Ratio (non-GAAP):
Free cash flow from above (non-GAAP)	$241	$329		$911	$836
Net earnings (GAAP)	$200	$216		$839	$845
Free cash flow to net earnings conversion ratio (non-GAAP)	1.21	1.52		1.09	0.99
We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of plant, property and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Veralto Corporation’s (“Veralto” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow and related cash flow measures (the “FCF Measure”), understand Veralto’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses these non-GAAP measures to measure the Company’s operating and financial performance.
•The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Veralto Enterprise System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Veralto’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from the profitability-related non-GAAP measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Veralto’s commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
◦Standalone Adjustments: We believe these adjustments provide additional insight into how our businesses are performing, on a normalized basis. However, these non-GAAP financial measures should not be construed as inferring that our future results will be unaffected by the items for which the measure adjusts.
•With respect to core operating profit margin changes, in addition to the explanation set forth in the bullets above relating to “restructuring charges” and “other adjustments”, we exclude the impact of businesses owned for less than one year (or disposed of during such period and not treated as discontinued operations) because the timing, size, number and nature of such transactions can vary significantly from period to period and may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.